Exhibit 99.1

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FOR FURTHER INFORMATION CONTACT: Deborah S. Lorenz Vice President, Investor Relations and Corporate Communications Lipid Sciences, Inc. 925-249-4031 dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:
December 20, 2006

LIPID SCIENCES, INC. RAISES $6.2 MILLION IN PRIVATE PLACEMENT

Net Proceeds Slated to Fund Development Programs

PLEASANTON, Calif., December 20, 2006 – Lipid Sciences, Inc. (Nasdaq:LIPD) announced that on December 18, 2006, it closed a private placement of common stock with fundamental institutional investors led by RA Capital Management.  The 4,592,591 shares of common stock were priced at $1.35 resulting in the Company receiving $6.2 million in gross proceeds.  The Company expects to use the net proceeds from this financing to fund all aspects of its HDL Therapy development efforts including the completion of the Company’s human clinical trial for HDL Selective Delipidation and additional investment in the Company’s HDL mimetic peptide development program.  Oppenheimer & Co. acted as the placement agent for the Company on this transaction.

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements.  The shares were offered and sold to selected institutional investors.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Selective Delipidation and HDL mimetic peptides) is aimed at developing treatments for the reversal of atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform is focused on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by application of Lipid Sciences’ proprietary delipidation technology.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; the significant losses we have incurred to date, and our expectation that we will incur substantial losses in the future; the failure of our technology to prove safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; our exposure to product liability claims; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.